                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This First Amendment to Secured Credit Agreement (this "Agreement") is dated as of November 1, 1998 and is between Platinum Entertainment, Inc., a Delaware corporation (the "Borrower") and First Source Financial LLP, an Illinois limited liability partnership, as Agent and Lender (the "Agent").

                                    RECITALS

         WHEREAS, the parties hereto are parties to that certain Secured Credit Agreement, dated as of July 31, 1998 (as from time to time amended, restated, supplemented or otherwise modified and in effect, the "Secured Credit Agreement"); and

         WHEREAS, Borrower and Agent desire to amend the Secured Credit Agreement to make certain changes in the covenants and to correct certain matters, all as set forth below.

         NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    AGREEMENT

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Secured Credit Agreement.

         2.       WAIVER.

         Lenders and Agent hereby waive any Unmatured Event of Default or Event of Default caused by Borrower's failure to comply with the Minimum Net Worth or Interest Coverage Ratio covenants set forth in Sections 11.33(a) and 11.33(b) of the Secured Credit Agreement through September 30, 1998.

         3.       AMENDMENTS TO SECURED CREDIT AGREEMENT.

         (a) The second paragraph of Section 4.1 is hereby amended by deleting it in its entirety and replacing it with the following:

                  For the period beginning the Closing Date and ending November 14, 1998, the Prime Revolver Margin and LIBOR Revolving Margin will be .75% and 2.75% per annum, respectively. As of November 15, 1998, the Prime Revolver Margin and LIBOR Revolving Margin will be increased to 1.50% and 3.00% per annum, respectively. In the event that (i) Borrower's EBITDA for the twelve (12) month period ending June 30, 1999 shall be equal to or greater than $12,431,000 as determined by Borrower's consolidated financial performance and (ii) no Unmatured Event of Default or Event of Default shall have occurred and be continuing, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrower's financial statements to the Agent for the second Fiscal Quarter of Fiscal Year 1999, the Prime Revolver Margin and the LIBOR Revolving Margin shall be reduced to 1.25% and 2.75% per annum, respectively. Concurrently with the delivery of such financial statements, Borrower shall execute and deliver to the Agent and the Lenders a certificate setting forth in reasonable detail the basis for the change in the Applicable Margins.

         (b) Section 9.1(i) is hereby amended by deleting it in its entirety and replacing it with the following:

                  (i) Accounts which remain unpaid as of one hundred twenty
(120) days after the date of the original invoice with respect thereto (other than Accounts generated by Christmas season sales approved by

Agent in its sole discretion);

         (c) Section 11.33(a) of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  (a) NET WORTH. Maintain Net Worth at all times during each period listed below of at least the amounts set forth opposite such period:

                                                       MINIMUM
                 PERIOD                                NET WORTH
                 ------                                ---------
Fiscal Quarter ending September 30, 1998               $17,500,000
Fiscal Quarter ending December 31, 1998                $14,700,000
Fiscal Quarter ending March 31, 1999                   $19,000,000
Fiscal Quarter ending June 30, 1999                    $19,500,000
Fiscal Quarter ending September 30, 1999               $20,500,000
December 31, 1999 through September 30, 2000           $22,000,000
December 31, 2000                                      $24,500,000
March 31, 2001 and each Fiscal Quarter thereafter      $24,500,000 plus fifty
                                                       percent (50%) of cumulative
                                                       quarterly Net Income (without
                                                       giving effect to any quarterly
                                                       net losses in determining
                                                       Net Income)

         (d) Section 11.33(b) of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  (b) INTEREST COVERAGE RATIO. Not permit the Interest Coverage Ratio measured on the last day of a Fiscal Quarter for the twelve (12) month period (or, in the case of the Fiscal Quarter ending on September 30, 1998, for the previous nine (9) months, and in the case of the Fiscal Quarter ended on December 31, 1998, for the previous three (3) months) ending on the last day of such Fiscal Quarter to be less than the ratio listed below opposite such period:

             PERIODS                                              RATIO
             -------                                              -----
             September 30, 1998                                   2.0 to 1.0
             December 31, 1998                                    1.3 to 1.0
             March 31, 1999 through September 30, 1999            2.4 to 1.0
             December 31, 1999 and thereafter                     3.0 to 1.0

         4. REPRESENTATIONS AND WARRANTIES. To induce Agent to enter into this Agreement and to make all future Loans under the Secured Credit Agreement, Borrower represents and warrants to Agent that:

         (a) DUE AUTHORIZATION, ETC. The execution, delivery and performance by Borrower of this Agreement executed as of the date hereof are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any Requirement of Law or Contractual Obligation binding upon such entity. This Agreement is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its respective terms.

         (b) CERTAIN AGREEMENTS. To the best of Borrower's knowledge, on the date hereof all warranties of the Borrower thereto set forth in the Secured Credit Agreement are true and correct in all material respects, without any waiver or modification thereof and no default of any party exists under the Secured Credit Agreement or any

Related Document.

         (c) FINANCIAL INFORMATION. All balance sheets, all statement of operations, of shareholders' equity and of changes in financial position, and other financial data which have been or shall hereafter be furnished to Agent for the purposes of or in connection with this Agreement have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved and do and will, present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby.

         (d) LITIGATION. No material litigation (including, without limitation, derivative actions), arbitrations, governmental investigation or proceeding or inquiry shall, on the date hereof, be pending which was not previously disclosed in writing to Agent and no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigations, or proceeding or inquiry previously disclosed to Agent in writing.

         5. CONDITIONS TO EFFECTIVENESS. This Agreement shall be effective as of September 30, 1998 upon the satisfaction of the conditions set forth in this
Section 5 and delivery of the following documents to Agent on or prior to the date hereof (unless another date is specified), in form and substance satisfactory to Agent.

         (a) AMENDMENT. Borrower shall have delivered to Agent executed originals of this Agreement.

         (b) CONSENTS AND ACKNOWLEDGMENTS. Borrower shall have obtained all consents, approvals and acknowledgments which may be required with respect to the execution, delivery and performance of this Agreement.

         (c) NO DEFAULT. As of the date hereof after giving effect to this Agreement and the waiver set forth in Section 2 hereof, no Unmatured Event of Default or Event of Default under any Related Document shall have occurred and be continuing.

         (d) AMENDMENT FEE. Agent shall have received payment on or before November 16, 1998, of an amendment fee of $15,000.

         6.       AFFIRMATION OF GUARANTIES.

         Each Guarantor (i) consents to and approves the execution and delivery of this Agreement by Borrower and Agent, (ii) agrees that this Agreement does not and shall not limit or diminish in any manner its obligations under its Guaranty or under any of the other Related Documents to which it is a party,
(iii) agrees that this Agreement shall not be construed as requiring the consent of any Guarantor in any other circumstance, (iv) reaffirms its obligations under its Guaranty and all of the other Related Documents to which it is a party, and
(v) agrees that its Guaranty and such other Related Documents remain in full force and effect and are each hereby ratified and confirmed.

         7.       MISCELLANEOUS.

         (a) CAPTIONS. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

         (b) GOVERNING LAW. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Wherever possible each provision of this Agreement shall be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provision of this Agreement.

         (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         (d) SUCCESSORS AND ASSIGNEES. This Agreement shall be binding upon Borrower, the Lenders and Agent and their respective successors and assignees, and shall inure to the sole benefit of Borrower and Agent and their successors and assignees.

         (e) REFERENCES. Any reference to the Secured Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

         (f) CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Secured Credit Agreement, any Note or any of the Collateral Documents provided to furnish security therefor. The parties hereto expressly do not intend to extinguish the Secured Credit Agreement, any Note or the Collateral Documents. Instead, it is the express intention of the parties hereto to reaffirm the existence of the indebtedness created under the Secured Credit Agreement which is evidenced by Notes and secured by the various Collateral Documents. The Secured Credit Agreement and each of the Related Documents as amended hereby remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or Agent under the Secured Credit Agreement or any Related Document to which the Lenders and Agent are a party nor, except as set forth in Section 2 hereof, constitute a waiver of any provision in or Event of Default or Unmatured Event of Default (now or hereafter existing) under the terms of the Secured Credit Agreement or any Related Document.

         (g) FEES AND EXPENSES. In accordance with Section 14.4 of the Secured Credit Agreement, Borrower agrees to pay on demand all fees, costs and expenses incurred by Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement.

Delivered at Rolling Meadows, Illinois as of the day and year first above written.

                                        PLATINUM ENTERTAINMENT, INC.
                                           as Borrower:

                                        By: /s/ Thomas Leavens
                                           ------------------------------
                                        Name Printed: Tom Leavens
                                                      -------------------
                                        Its: Chief Operating Officer
                                            -----------------------------

                                        FIRST SOURCE FINANCIAL LLP,
                                           as a Lender and as Agent

                                        By:  First Source Financial, Inc.,
                                        Its: Manager

                                        By: /s/ Gregory R. Cooper
                                           ------------------------------
                                        Name Printed: Gregory R. Cooper
                                                     --------------------
                                        Its: Senior Vice President
                                            -----------------------------

                                        LEXICON MUSIC, INC., as Guarantor

                                        By: /s/ Thomas Leavens
                                           ------------------------------
                                        Name Printed: Tom Leavens
                                                     --------------------
                                        Its: Chief Operating Officer
                                            -----------------------------

                                        PEG PUBLISHING, INC., as Guarantor

                                        By: /s/ Thomas Leavens
                                           ------------------------------
                                        Name Printed: Tom Leavens
                                                     --------------------
                                        Its: Chief Operating Officer
                                            -----------------------------

                                        ROYCE PUBLISHING, INC., as Guarantor

                                        By: /s/ Thomas Leavens
                                           ------------------------------
                                        Name Printed: Tom Leavens
                                                     --------------------
                                        Its: Chief Operating Officer
                                            -----------------------------

                                        JUSTMIKE MUSIC, INC., as Guarantor

                                        By: /s/ Thomas Leavens
                                           ------------------------------
                                        Name Printed: Tom Leavens
                                                     --------------------
                                        Its: Chief Operating Officer
                                            -----------------------------


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